Exhibit 10.15

DEED OF ASSIGNMENT

IN

PETROLEUM AGREEMENT

FOR

THE EXPLORATION FOR AND EXPLOITATION OF HYDROCARBONS

IN THE ZONE OF INTEREST

NAMED

“FOUM ASSAKA OFFSHORE”

The present deed of assignment has been concluded between:

PATHFINDER HYDROCARBON VENTURES LIMITED. hereinafter named “PHVL”, a company organized and established under the laws of Jersey (Company Registration Number 97888), whose registered office is located at Channel House, Green Street, St. Helier, Jersey JE2 4UH, British Channel Islands (the “Assignor”), herein represented by its Chief Executive Officer. Mr. Paul GRIFFITHS,

AND

KOSMOS ENERGY DEEPWATER MOROCCO, hereinafter named “KOSMOS”, a company organized and established under the laws of the Cayman Islands, whose registered office is located at 4th Floor, Century Yard, Cricket Square, Hutchins Drive, Elgin Avenue, George Town. Grand Cayman KY1-1209, Cayman Islands (the “Assignee”), herein represented by its Vice President, Mr. Joseph MATTHEWS,

PHVL and KOSMOS may collectively be referred to as the ‘`Parties”

PREAMBLE

A.            The Office National des Hydrocarbures et des Mines (“ONHYM”), PHVL and KOSMOS are parties to:

a)    the Petroleum Agreement between ONHYM, KOSMOS and PHVL signed on May 4th, 2011 and approved by joint order of the Minister in charge of Energy and the Minister in charge of Finance Ns 2333-11 on July 1st, 2011 published in Official Gazette N2 5978 dated September 15m, 2011 (the “Petroleum Agreement”), in pursuance of which they have obtained the exclusive right to undertake petroleum activities in the zone of interest (“FOUM ASSAKA OFFSHORE”) comprising the exploration permits as specified in the Petroleum Agreement;

b)    the Association Contract signed on May 4m, 2011 relating to exploration for and exploitation of hydrocarbons in the zone of interest referred to as FOUM ASSAKA OFFSHORE (the “Association Contract”):

c)     the four (4) exploration permits referred to as “FOUM ASSAKA OFFSHORE I”, “FOUM ASSAKA OFFSHORE Il”. FOUM ASSAKA OFFSHORE III and “FOUM ASSAKA OFFSHORE IV” granted by orders of the Minister in charge of Energy (the “Permits”);

The Petroleum Agreement. the Association Contract and the Permits are hereinafter collectively referred to as the “Documents”.

B.                                      in accordance with the Documents, ONHYM, PHVL and KOSMOS are holders of the exclusive right to prospect for liquid and gaseous hydrocarbons in the area defined by the Permits;

C.                                      Article 17 of the Petroleum Agreement, and Clause 11 of the Association Contract, permits the Parties to the Petroleum Agreement and the Association Contract to assign and transfer in whole or in part their Interest as defined by the Documents in accordance with Article 8 of the Law n° 21-90 as amended and updated by the Law n° 27-99 and Section 19 of the Decree n° 2-93-786 as amended and updated by Decree n’ 2-99-210;

D.                                      Article 17 of the Petroleum Agreement and Clause 11 of the Association Contract require the approval of the Minister in charge of Energy and the consent of the Parties before an assignee may acquire any rights pursuant to the Documents:

E.                                      The Parties have agreed that provided that the approvals and agreements referred to in Article 1 below are obtained, PHVL shall transfer to KOSMOS eighteen point seven five per cent (18.75%) of its undivided Percentage Interest in accordance with the Documents (the “Assignment”).

In witness whereof, the Parties have agreed the following between themselves in consideration of the obligations set out in the present document:

Article 1

On the condition of the approval and agreement of the Minister in charge of Energy, and of ONHYM, PHVL and KOSMOS as well as those agreements stated in the present document, the Assignment to KOSMOS shall be effective on the date of the signature of the joint order (arrêté) of the Minister in charge of Energy and the Minister in charge of Finance approving the Amendment N°1 to the Petroleum Agreement (the “Effective Date”).

Article 2

Pursuant to the Documents, PHVL assign and transfer, and KOSMOS accept by the present document, eighteen point seven five per cent (18.75%) of its undivided Interest in the Documents (the “KOSMOS Assigned Interest”), so that the interest held by the parties in the Documents at the Effective Date to the Documents is as follows:

ONHYM twenty-five per cent (25%)

KOSMOS fifty-six point two five per cent (56.25%)

PHVL            eighteen point seven five per cent (18.75%)

Article 3

KOSMOS acknowledges and accept that it shall assume and fulfil all the obligations, responsibilities and duties from the Effective Date, under the Documents that may arise after this date related to the KOSMOS Assigned Interest.

KOSMOS agrees to indemnify and hold each of ONHYM and PHVL harmless from and against all such obligations, liabilities, duties, costs and expenses arising out of operations relating to the Documents which accrue after the Effective Date related to the KOSMOS Assigned Interest.

Article 4

PHVL declares and warrants by the present document that it has not in any way previously transferred, assigned or pledged its interest under the Documents constituting the object of the present assignment to KOSMOS, and PHVL shall undertake to indemnify and shall hold KOSMOS harmless from all claims, losses or damages that KOSMOS may suffer or incur owing to a violation of the above declaration and warranty.

PHVL herein commits to indemnify and hold KOSMOS harmless from all responsibilities and obligations relating to the KOSMOS Assigned Interest which accrue after the Effective Date.

Article 5

The Parties shall sign all other documents and shall carry out all other activities that may be necessary or desirable to obtain the consent of the Minister in charge of Energy as well as the present Assignment; to confirm or record the assignment of the KOSMOS Assigned Interest, and to put this into effect in accordance with the laws of the Kingdom of Morocco.

Article 6

All the terms used in the present document (with the exception of the term “Pates”) have the same definition as that indicated in the Documents.

In witness whereof, the Parties have duly signed this Deed of Assignment in five (5) original copies on the 11 day of June 2012

PATHFINDER HYDROCARBON VENTURES LIMITED

/s/ Paul Griffiths

By:	PAUL GRIFFITHS

Position:	Chief Executive Officer

KOSMOS ENERGY DEEP WATER MOROCCO

/s/ Joseph Matthews

By:	JOSEPH MATTHEWS

Position:	Vice President

By their agreement to this Assignment as indicated in the present document, ONHYM and KOSMOS accept and consent to the KOSMOS Assignment. Moreover, it is agreed that the conditions of Article 17 of the Petroleum Agreement and Article 11 of the Association Contract have been fulfilled.

Read and approved

Date: 11 June 2012

OFFICE NATIONAL DES HYDROCARBURES ET DES MINES.

/s/ Amina Benkhadra

By:	Amina Benkhadra

Position: Vice President

KOSMOS ENERGY DEEPWATER MOROCCO

/s/ Joseph Matthews

By:	Joseph Matthews

Position: Vice President